EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 13, 2004 (except for Note 6, as to which the date is March 4, 2004), accompanying the consolidated financial statements included in the Annual Report of Century Casinos, Inc. on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Century Casinos, Inc. on Form S-8 (File No. 333-13801, effective October 9, 1996).


/s/ Grant Thornton LLP

Grant Thornton LLP
Colorado Springs, Colorado
March 4, 2004